                                                                    Exhibit 21.1

                           REUNION INDUSTRIES, INC.
                     SUBSIDIARIES AS OF DECEMBER 31, 1999


                 Company                      Incorporated        Parent
                 -------                      ------------        ------
 1  Reunion Industries, Inc.                    Delaware

 2  Oneida Rostone Corp.                        New York            1

 3  DPL Acquisition Corp.                       Delaware            2

 4  Data Packaging Holdings Limited             Ireland             3      (95.5%)

 5  Data Packaging Limited                      Ireland             4

 6* Data Packaging Limited                      Bermuda             4

 7  Juliana Vineyards                          California           1

 8  Juliana Preserve Operating Company         California           7

 9  Juliana Mutual Water Company               California           7      (90.0%)

10  Buttes Drilling-C Company                     Texas             1

11  Reunion Titan, Inc.                           Texas            10

12  Reunion Potash Company                      Delaware            1


    Inactive Companies
    ------------------

13  Buttes Farms                               California           1

14  Buttes Resources Canada, Ltd.               Delaware            1

15  Northern Enterprises, Ltd.                   Nevada             1

16  Ocean Phoenix Transport, Inc.          District of Columbia     1

17  Reunion Sub I, Inc.                         Delaware            1

18  Reunion Sub II, Inc.                        Delaware            1

19  Reunion Sub III, Inc.                       Delaware            1

20  Asie-Dolphin Drilling SDN BHD               Malaysia           10      (49%)

21  Buttes Gas & Oil do Brasil, Ltda.            Brazil             1      (49%)

22* Dolphin Titan (Malaysia) SDN BHD            Malaysia           10

23  Dolphin Titan do Brazil Servicos de
      Perfuracoes, Ltd.                          Brazil            10

24  Monaco Corporation                      British Virgin Is.     10

25  Ocean Phoenix Holdings, N. V.          Netherlands Antilles     1

26  Progress Drilling International, Inc.        Panama            10

27  Progress Perfuracoes do Brasil, Ltd.         Brazil            26

 *  In process of being liquidated